Exhibit 99.3

CONSENT

I here by consent to serve as a director of Circle Internet Finance Public .Limited Company (the “Company”), if elected as such, and to be named as a nominee or potential nominee for director of the Company in any registration statement filed by the Company under the Securities Act of 1933, as amended, including all amendments and post-effective amendments or supplements thereto and any prospectus and/or proxy statement contained therein.

/s/ Martha Michele Burns
Name: Martha Michele Burns

Date:	10/19/22